EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-54546, 333-82999, 333-111524, 333-105275, 333-99831, 333-139429, 333-151117, 333-151118, 333-155934, 333-156203, and 333-156615 on Form S-3 and Nos. 333-39833, 333-73115, 333-01111, 033-56501, 333-39881, 333-73117, 333-53174, 333-30954, 333-90047, 333-73113, 333-111322, 333-101795, 333-72882, 333-66372, 333-154833, and 333-155935 on Form S-8 of our reports dated August 28, 2009, relating to the consolidated financial statements of AmeriCredit Corp. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109), and the effectiveness of AmeriCredit Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of AmeriCredit Corp. for the year ended June 30, 2009.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

August 28, 2009